CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We consent to the incorporation by reference in Registration Statement No. 333-278953 on Form S-8 and Registration Statement Nos. 333-286884 and 333-289203 on Form F-3 of our reports dated March 25, 2026, relating to the financial statements of Marex Group plc and the effectiveness of Marex Group plc’s internal control over financial reporting appearing in this Annual Report on Form 20-F for the year ended December 31, 2025. /s/ Deloitte LLP London, United Kingdom March 25, 2026